 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

ATS Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34595	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive,

McLean, Virginia 22102

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (571) 766-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Offer (as defined below) on March 30, 2012, ATS Corporation (the “Company”) terminated the Amended and Restated Credit Agreement, dated as of June 1, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the several banks and other financial institutions and lenders from time to time party thereto and Bank of America, N.A., in its capacity as administrative agent. The Credit Agreement provided the Company with a credit facility of up to $55 million. No early termination penalties were incurred by the Company as a result of the termination.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger (as defined below), the Company notified NYSE Amex on March 30, 2012 of the closing of the Merger and requested that NYSE Amex effect a trading suspension of the shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”). As a result, NYSE Amex will file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to report that the shares of Company Common Stock are no longer listed on NYSE Amex and shares of Company Common Stock will cease trading on NYSE Amex as of the opening of the market on April 2, 2012.

Item 3.03.	Material Modification to the Rights of Security Holders.

The information contained in Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on February 21, 2012, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated February 21, 2012, among Salient Federal Solutions, Inc., a Delaware corporation (“Parent”), Atlas Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub launched a tender offer to purchase all of the outstanding shares of Company Common Stock for $3.20 per share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 28, 2012 and the related Letter of Transmittal (the “Offer”). The Merger Agreement also provides that, among other things, following completion of the Offer, and subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the Delaware General Corporation Law (the “DGCL”).

The Offer and the withdrawal rights expired at 11:59 pm, New York City time, on March 29, 2012, at which time, based on the information provided to Parent by Wells Fargo Bank, N.A., the depositary for the Offer, 22,552,686 shares of Company Common Stock were tendered and not validly withdrawn prior to the expiration of the Offer, including 215,861 shares of Company Common Stock subject to guaranteed delivery procedures. Merger Sub has accepted all tendered and not validly withdrawn shares of Company Common Stock for payment. The shares of Company Common Stock that were tendered and not validly withdrawn represent approximately 97 percent of the Company’s outstanding shares.

On March 30, 2012, following the expiration of the Offer, the Company, Parent and Merger Sub consummated the Merger in accordance with the terms of the Merger Agreement. As contemplated by the Merger Agreement, at the effective time of the Merger on March 30, 2012 (the “Effective Time”), each share of Company Common Stock not tendered in the Offer and outstanding immediately prior to the Effective Time (other than (i) shares held by the Company as treasury stock or owned by Parent or Merger Sub, or their respective subsidiaries, and (ii) shares of Company Common Stock held by stockholders who had perfected their appraisal rights under Section 262 of the DGCL) was converted into the right to receive an amount in cash, without interest thereon and less any required withholding taxes, equal to $3.20 per share of Company Common Stock.

Parent provided Merger Sub with sufficient funds to purchase all shares of Company Common Stock that were validly tendered in the Offer and not validly withdrawn and provided funding for the Merger.

Following the Merger, the Company became a direct wholly owned subsidiary of Parent.

For information regarding changes with respect to the directors of the Company, please see Item 5.02 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.01.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Form 8-K filed with the SEC by the Company on February 21, 2012 and is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time and in accordance with the Merger Agreement, all of the previous directors of the Company resigned and were replaced by S. Bradford Antle and Walter Florence.

At the Effective Time, each of Pamela Little and John Hassoun were removed as officers of the Company. S. Bradford Antle and Thomas E. Dunn were appointed as officers of the Company to serve as President and CEO and CFO, Treasurer and Secretary, respectively.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time of the Merger on March 30, 2012, the certificate of incorporation of the Company was amended and the by-laws of the Company were amended to be in the form of the by-laws of Merger Sub immediately prior to the Merger, each in accordance with the terms of the Merger Agreement.

Copies of the amended and restated certificate of incorporation and by-laws of the Company are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 21, 2012, by and among Salient Federal Solutions, Inc., Atlas Merger Subsidiary, Inc. and ATS Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2012)

3.1	Amended and Restated Certificate of Incorporation of ATS Corporation

3.2	Amended and Restated Bylaws of ATS Corporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS CORPORATION

Date: March 30, 2012	By:	/s/ Thomas E. Dunn
		Name:	Thomas E. Dunn
		Title:	CFO, Treasurer and Secretary